Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports First Quarter Financial Results, Including Record Revenue and Adjusted EBITDA(1)

•	Revenue increased 17.4% to $271.5 million in the first quarter of 2019 from $231.4 million in the first quarter of 2018
•	Adjusted EBITDA(1) increased 57.3% to $33.1 million in the first quarter of 2019 from $21.0 million in the first quarter of 2018
•	Diluted loss per share was $(0.08) per share in the first quarter of 2019 as compared with diluted loss per share of $(0.15) from the prior year’s first quarter
•	Aggregate procedural volumes increased 7.6%; Same-center procedural volumes increased 2.3% from the first quarter of 2018
•	Began operating its second Dignity Health joint Venture in Ventura County, CA and, subsequent to quarter end, completed $120 million incremental credit facility to provide additional financial and operating flexibility for future growth
•	RadNet affirms full-year 2019 guidance levels for Revenue, Adjusted EBITDA(1), Free Cash Flow and Capital Expenditures

LOS ANGELES, California, May 9, 2019 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 335 owned and/or operated outpatient imaging centers, today reported financial results for its first quarter of 2019.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “We had the strongest first quarter in our Company’s history, recording record Revenue and EBITDA. Our Revenue increased 17.4% and our EBITDA increased 57.3% from last year’s first quarter. While we benefited by more favorable winter weather conditions during this year’s quarter, our improved performance was also driven by strong contributions from our recent acquisitions and initiatives on the East Coast and overall same-center procedural volume growth of 2.3%.”

Dr. Berger continued, “We continue to grow our core markets through driving patient volumes with effective marketing programs, offering differentiated services, deploying cutting-edge technologies, encouraging alternate payment models (such as capitation) and establishing joint ventures with strong and entrepreneurial health systems. During the quarter, we announced the formation of our second California joint venture with Dignity Health in Ventura County, California. We also made progress with operationalizing our first East Coast capitation contract with Emblem Health and integrating our recently acquired Medical Arts Radiology acquisition in Long Island, New York.”

“Subsequent to quarter’s end, on April 1st, we completed the acquisition of Kern Radiology in Kern County, California. Kern operates 5 multimodality imaging centers, performs over 200,000 exams per year and earns over $25 million of Revenue on an annual basis. Additionally, on April 18th, we completed a financing which raised an incremental term loan of $100 million and added $20 million of additional capacity under our revolving credit facility. The financing affords us additional financial and operating flexibility to complete future tuck-in acquisitions and to establish new health system joint ventures in the future. We are very appreciative of the support and confidence we received from our long-standing lending group,” added Dr. Berger.

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Financial Results

For the first quarter of 2019, RadNet reported Revenue of $271.5 million, Adjusted EBITDA(1) of $33.1 million and Net Loss of $3.7 million. Revenue increased $40.2 million (or 17.4%), Adjusted EBITDA(1) increased $12.1 million (or 57.3%) and Net Loss decreased $3.6 million, over the first quarter of 2018. Per share Net Loss for the first quarter was $(0.08), compared to $(0.15) in the first quarter of 2018, based upon a weighted average number of basic and diluted shares outstanding of 49.6 million shares in 2019 and 47.8 million shares in 2018.

Affecting Net Loss in the first quarter of 2019 were certain non-cash expenses and non-recurring items including: $4.5 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $631,000 of severance paid in connection with headcount reductions related to cost savings initiatives; and $975,000 of non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

For the first quarter of 2019, as compared to the prior year’s first quarter, MRI volume increased 7.3%, CT volume increased 10.4% and PET/CT volume increased 7.2%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 7.6% over the prior year’s first quarter. On a same-center basis, including only those centers which were part of RadNet for both the first quarters of 2019 and 2018, MRI volume increased 3.2%, CT volume increased 4.5% and PET/CT volume decreased 3.7%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 2.3% over the prior year’s same quarter.

2019 Guidance Update

RadNet affirms its previously announced guidance levels and amends its cash interest expense guidance levels follows:

	Original Guidance Range	Revised Guidance Range
Total Net Revenue	$1,050 million - $1,100 million	Unchanged
Adjusted EBITDA(1)	$155 million - $165 million	Unchanged
Free Cash Flow Generation (a)	$45 million - $55 million	Unchanged
Capital Expenditures (b)	$60 million - $65 million	Unchanged
Cash Interest Expense	$38 million - $43 million	$43 million - $48 million

(a)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.

Dr. Berger highlighted, “We are on track to meet our guidance levels that we established upon reporting our 2018 fourth quarter and full-year financial results. We adjusted our cash interest expenses to properly incorporate the expected interest expense of New Jersey Imaging Network, which became a consolidated entity in the fourth quarter, and the recently completed incremental Term Loan.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its first quarter 2019 results on Thursday, May 9th, 2019 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Thursday, May 9, 2019

Time: 10:30 a.m. Eastern Time

Dial In-Number: 855-327-6837

International Dial-In Number: 631-891-4304

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It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=134511 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 10006819.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 335 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey and New York. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 7,800 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2019 financial guidance, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2019	December 31, 2018
ASSETS	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$10,428	$10,389
Accounts receivable, net	156,767	148,919
Due from affiliates	619	595
Prepaid expenses and other current assets	46,276	46,288
Assets held for sale	2,041	2,499
Total current assets	216,131	208,690
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	343,964	345,729
Operating lease right-of-use assets	403,066	–
Total property, equipment and right-of-use assets	747,030	345,729
OTHER ASSETS
Goodwill	424,308	418,093
Other intangible assets	40,872	40,593
Deferred financing costs	1,218	1,354
Investment in joint ventures	39,712	37,973
Deferred tax assets, net of current portion	31,952	31,506
Deposits and other	24,845	25,392
Total assets	$1,526,068	$1,109,330
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$177,659	181,028
Due to affiliates	17,583	13,089
Deferred revenue	1,958	2,398
Current portion of deferred rent	–	3,735
Current portion of finance lease	4,936	–
Current portion of operating lease	64,538	–
Current portion of notes payable and long term debt	33,912	33,653
Current portion of obligations under capital lease	–	5,614
Total current liabilities	300,586	239,517
LONG-TERM LIABILITIES
Deferred rent, net of current portion	–	31,542
Long-term finance lease liability	5,663	–
Long-term operating lease liability	375,363	–
Notes payable, net of current portion	630,874	626,507
Obligations under capital lease, net of current portion	–	6,505
Other non-current liabilities	44	5,006
Total liabilities	1,312,530	909,077
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 50,081,478 and 48,977,485 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	5	5
Additional paid-in-capital	256,488	242,835
Accumulated other comprehensive income (loss)	1,055	2,259
Accumulated deficit	(121,648)	(117,915)
Total RadNet, Inc.'s stockholders' equity	135,900	127,184
Noncontrolling interests	77,638	73,069
Total equity	213,538	200,253
Total liabilities and equity	$1,526,068	$1,109,330

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended March 31,
	2019	2018
REVENUE
Service Fee Revenue	$242,672	204,168
Revenue under capitation arrangements	28,877	27,224
Total revenue	271,549	231,392
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	243,057	215,634
Depreciation and amortization	19,620	17,856
Loss (gain) on sale and disposal of equipment	971	(1,936)
Severance costs	631	726
Total operating expenses	264,279	232,280
INCOME (LOSS) FROM OPERATIONS	7,270	(888)

OTHER INCOME AND EXPENSES
Interest expense	12,295	10,039
Equity in earnings of joint ventures	(1,873)	(2,977)
Other expenses (income)	–	1
Total other expenses	10,422	7,063
LOSS BEFORE INCOME TAXES	(3,152)	(7,951)
Benefit from income taxes	1,230	2,497
NET LOSS	(1,922)	(5,454)
Net income attributable to noncontrolling interests	1,811	1,884

NET LOSS ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(3,733)	$(7,338)

BASIC NET LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.08)	$(0.15)

DILUTED NET LOSS PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$(0.08)	$(0.15)

WEIGHTED AVERAGE SHARES OUTSTANDING Basic and Diluted	49,553,694	47,822,618

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,922)	$(5,454)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,620	17,856
Amortization of operating lease right-of-use assets	16,000
Equity in earnings of joint ventures	(1,873)	(2,977)
Distributions from joint ventures	–	2,821
Amortization deferred financing costs and loan discount	975	974
Loss (gain) on sale and disposal of equipment	971	(1,936)
Stock-based compensation	4,538	3,745
Noncash item in other expenses	(559)	–
Change in fair value of contingent consideration	(639)	–
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(9,486)	(6,132)
Other current assets	(1,184)	1,003
Other assets	1,254	(2,715)
Deferred taxes	(1,481)	(2,759)
Operating leases	(15,863)	–
Deferred rent	–	1,302
Deferred revenue	(440)	105
Accounts payable, accrued expenses and other	16,989	18,480
Net cash provided by operating activities	26,900	24,313
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(3,000)	(5,819)
Equity investments at fair value	(143)	(2,200)
Purchase of property and equipment	(32,940)	(23,946)
Proceeds from sale of equipment	756	2,116
Proceeds from equity interests in a joint venture	132	–
Net cash used in investing activities	(35,195)	(29,849)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(1,713)	(1,736)
Payments on Term Loan Debt	(9,020)	(8,270)
Distributions paid to noncontrolling interests	–	(759)
Proceeds from sale of noncontrolling interest	5,275	–
Contribution from a noncontrolling partner	750	–
Proceeds from revolving credit facility	144,900	–
Payments on revolving credit facility	(131,900)	–
Proceeds from issuance of common stock upon exercise of options	50	–
Net cash provided by (used in) financing activities	8,342	(10,765)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(8)	22
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	39	(16,279)
CASH AND CASH EQUIVALENTS, beginning of period	10,389	51,322
CASH AND CASH EQUIVALENTS, end of period	$10,428	$35,043
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$10,296	$9,050

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	March 31,
	2019	2018

Net Loss Attributable to RadNet, Inc. Common Shareholders	$(3,733)	$(7,338)
Less Benefit From Income Taxes	(1,230)	(2,497)
Plus Other Expenses	–	1
Plus Interest Expense	12,295	10,039
Plus Severance Costs	631	726
Plus Loss (Gain) on Sale of Equipment	971	(1,936)
Plus Gain on Sale of Equipment Attributable to Non Controlling Interests	–	440
Plus Depreciation and Amortization	19,620	17,856
Plus Non Cash Employee Stock Compensation	4,538	3,745
Adjusted EBITDA(1)	$33,092	$21,036

PAYOR CLASS BREAKDOWN**

First Quarter
2019

Commercial Insurance/Other Patient Revenue	58.0%
Medicare	20.0%
Capitation	10.6%
Workers Compensation/Personal Injury	4.1%
Medicaid	2.6%
Other/Non Patient	4.7%
Total	100.0%

**Capitation percentage has been calculated based upon its proportion of Revenue Under Capitation Arrangements in the period to Service Fee Revenue, Net of Contractual Allowances and Discounts plus Revenue Under Capitation Arrangements. After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

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RADNET PAYMENTS BY MODALITY *

	First Quarter	Full Year	Full Year	Full Year	Full Year
	2019	2018	2017	2016	2015

MRI	35.6%	35.2%	34.9%	34.7%	35.3%
CT	17.1%	16.5%	16.2%	15.8%	15.7%
PET/CT	5.7%	5.7%	5.2%	5.0%	5.1%
X-ray	8.5%	8.4%	8.9%	9.3%	9.6%
Ultrasound	12.5%	12.2%	12.1%	12.3%	11.5%
Mammography	14.8%	15.8%	16.3%	16.5%	16.4%
Nuclear Medicine	1.0%	1.1%	1.1%	1.2%	1.3%
Other	4.8%	5.1%	5.2%	5.2%	5.1%
	100.0%	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that period's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, eRAD, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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